UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities and Exchange Act of 1934

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 1, 2024

BITECH TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-27407	93-3419812
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

895 Dove Street, Suite 300

Newport Beach, CA 92660

(Address of principal executive offices, including zip code.)

(855) 777-0888

(Registrant’s telephone number, including area code.)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Merger Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Merger Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Merger Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BTTC	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

The disclosure in Item 8.01 below is hereby incorporated by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 1, 2024, Bitech Technologies Corp. (the “Registrant”) appointed Montgomery Bannerman as a director to fill a vacancy. The Board also appointed Mr. Bannerman to serve on the Company’s Audit, Compensation and Corporate Governance Committees of the Board.

There are no arrangements or understandings between Mr. Bannerman and any other person pursuant to which Mr. Bannerman was selected as a director. There are no transactions involving Mr. Bannerman that would be required to be reported under Item 404(a) of Regulation S-K.

Montgomery Bannerman, 69, – Mr. Bannerman has served our board as an Independent Director since November 1, 2024. Mr. Bannerman has over 35 years of experience as a technology executive in energy and telecommunications companies. Founding Partner, CEO, Denrgy Inc., Jan 2023 – Present, Miami, Florida, Denrgy develops district and municipal scale resilient renewable energy networks which make facilities and communities more resilient to extreme weather events and deliver economic, employment and environmental benefits to the investors and customers they serve. Founder & Director, ArcStar Energy, Jan 2007 - Mar 2023, New York, NY & Miami, FL. ArcStar Energy is a renewable energy project advisory, M&A and managed development services company. Founder & CEO, MicroGrid Networks, LLC, Jan 2018 - May 2022, New York, NY, MGN develops and operates advanced large scale renewable microgrids which integrate with and serve utility networks in New York City. Verso Technologies, CEO & President, Nov 2003 - Jun 2006, A multinational manufacturer of advanced distributed power and communications network technologies for public utilities and competitive operators. SVP & CTO, NAP of the Americas, Jan 2000 - Oct 2003, Miami, FL, Responsible for design, engineering, construction and operation of the facility, technology and services of the first privately-developed Network Access Point (NAP) one of the core hubs and exchanges for international telecommunication traffic and revenue in the global Internet, Founder and Managing Director, IXS, 1997 – 1999, China, Co-founded and led this early international Internet network operator providing services between businesses in mainland China, Taiwan, Hong Kong and USA markets. Founder and President, DSP.COM, 1993 – 1996, San Francisco Bay Area, Founded and led this early commercial Internet Service Provider serving Northern California. VP Business Development, Bell Canada International, Oct 1980 - Mar 1996, Multiple international executive leadership positions in market penetrations and first deployments of large-scale distributed communications and power networks for this global leader in management consulting, engineering and project management operating in deregulating markets worldwide. Undergraduate studies in business and finance at Mohawk College of Applied Arts & Technology in Ontario Canada. Postgraduate studies at Bell Laboratories, Ottawa Canada.

Item 9.01 Financial Statements And Exhibits

(d)	Exhibits

Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 4, 2024	BITECH TECHNOLOGIES CORPORATION

	By:	/s/ Benjamin Tran
	Name:	Benjamin Tran
	Title:	Chief Executive Officer